SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2001

                            SHARP HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE (formerly, Wyoming)
                 (State or other jurisdiction of incorporation)

               0-288290                                  65-0970516
       (Commission File Number),              (IRS Employer Identification No.)


                 5120 WOODWAY, SUITE 9029, HOUSTON, TEXAS 77056
                    (Address of Principal Executive Offices)


                                 (713) 960-9100
               Registrant's Telephone Number, Including Area Code


           CELEBRITY ENTERTAINMENT GROUP, INC. (a Wyoming corporation) (Former name AND former address, if changed since last report)


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Item  5.        Other  Events.

     On April 19, 2001, our reincorporation as a Delaware corporation was effectuated through our merger with and into our wholly-owned subsidiary, Sharp Holding Corporation, a Delaware corporation. We were formerly a Wyoming corporation named Celebrity Entertainment Group, Inc. Sharp Holding Corporation is the surviving entity and we are now a Delaware corporation. Our new Certificate of Incorporation provides for the authorized amount of 80,000,000 shares of Common Stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. No shares of preferred stock are outstanding at this time. This merger was previously authorized by shareholder action at a special meeting of shareholders. Shares of Celebrity Entertainment Group, Inc. can be exchanged on a one-for-one basis for shares of Sharp Holding Corporation. However, it is not necessary for shareholders to exchange their existing stock certificates of Celebrity Entertainment Group, Inc. for stock certificates of Sharp Holding Corporation.

Item  7.        Financial  Statements,  and  Exhibits.

(a)     Financial  Statements:

        None.

(b)     Exhibits:

2.1     *     Agreement  and  Plan  of  Merger
3(i).1  *     Certificate  of  Incorporation  of Sharp  Holding  Corporation, a
              Delaware corporation
3(ii).1 *     Bylaws  of  Sharp  Holding Corporation, a Delaware corporation
99.1    **    Certificate  of  Merger  issued  by  the  Secretary  of  State of
              Wyoming
99.2    **    Certificate  of  Merger  issued  by  the  Secretary  of State of
              Delaware
________________________________________
* Incorporated by reference to our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2001.
**    Included  herewith


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SHARP  HOLDING  CORPORATION

                                           By:  /s/  George  Sharp
                                           -------------------------------------
                                           George  Sharp,  President


DATED:     April  30,  2001


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